Exhibit 99.1

SUBSCRIPTION AGREEMENT

Maximus Exploration Corporation
3355 Morgan Creek Way, Suite 43
Surrey, British Columbia
Canada V3S 0J9

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of MAXIMUS EXPLORATION CORPORATION (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Robert Robertson solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Robertson.

MAKE CHECK PAYABLE TO: Maximus Exploration Corporation

Executed this _____ day of ___________________, 2006.

__________________________________	________________________________
Signature of Purchaser
__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

MAXIMUS EXPLORATION CORPORATION

By:	____________________________

Title:	____________________________